Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Advisors
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS
Broad-based Contributions Drive Record Revenue and Profitability in Fiscal 2024

Fourth Quarter Revenue Increases 9.2% Year Over Year

Board Expands Share Repurchase Authorization by $45 Million
BOSTON, February 20, 2025 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fourth quarter and fiscal year ended December 28, 2024.
“CRA achieved another record year, surpassing fiscal 2023’s revenue milestone,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Strong top-line growth drove even greater increases in net income, earnings per diluted share, and EBITDA. For the fourth quarter, we continued to see strength across our portfolio of services. Revenue increased 9.2% compared with the fourth quarter of fiscal 2023 to $176.4 million. Three practices—Energy, Finance, and Intellectual Property—led the way, each generating double-digit revenue growth, while our Antitrust & Competition Economics, Labor & Employment, Risk, Investigations & Analytics and Life Sciences practices achieved year-over-year growth. Our North American and international operations both contributed to the quarter’s revenue growth, increasing 7.8% and 15.7%, respectively.”

Highlights for Fourth Quarter Fiscal 2024
•Revenue grew 9.2% year over year to $176.4 million.
•Utilization was 78% and quarter-end headcount decreased 5.8% year over year.
•Net income increased 30.8% year over year to $15.0 million, or 8.5% of revenue, compared with $11.5 million, or 7.1% of revenue, in the fourth quarter of fiscal 2023; non-GAAP net income increased 21.2% year over year to $14.0 million, or 7.9% of revenue, compared with $11.5 million, or 7.1% of revenue, in the fourth quarter of fiscal 2023.
•Earnings per diluted share increased 34.6% year over year to $2.18 from $1.62 in the fourth quarter of fiscal 2023; non-GAAP earnings per diluted share increased 24.5% year over year to $2.03 from $1.63 in the fourth quarter of fiscal 2023.
•Non-GAAP EBITDA increased 28.4% to $24.4 million, or 13.9% of revenue, compared with $19.0 million, or 11.8% of revenue, in the fourth quarter of fiscal 2023.
•On a constant currency basis relative to the fourth quarter of fiscal 2023, revenue, GAAP net income, and earnings per diluted share would have been lower by $0.6 million, $0.1 million, and $0.01 per diluted share, respectively. Non-GAAP net income and non-GAAP earnings per diluted share would have been lower by $0.1 million and $0.01 per diluted share, respectively. Non-GAAP EBITDA would have remained unchanged.
•CRA returned $3.4 million of capital to its shareholders via dividend payments.

Highlights for Full-Year Fiscal 2024
•Revenue grew 10.2% year over year to $687.4 million with company-wide utilization of 75%.
•GAAP net income increased 21.2% year over year to $46.7 million, or 6.8% of revenue, or $6.74 per diluted share, compared with $38.5 million, or 6.2% of revenue, or $5.39 per diluted share for the full year fiscal 2023. Non-GAAP net income increased 35.0% year over year to $52.6 million, or 7.7% of revenue, or $7.60 per diluted share, compared with $39.0 million, or 6.2% of revenue, or $5.46 per diluted share for the full year fiscal 2023.
•Non-GAAP EBITDA grew 32.4% to $90.4 million, or 13.2% of revenue, compared with $68.3 million, or 10.9% of revenue, in fiscal 2023.

•On a constant currency basis relative to fiscal 2023, revenue, GAAP net income, and earnings per diluted share would have been lower by $2.2 million, $0.4 million, and $0.05 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.3 million, $0.05 per diluted share, and $0.4 million, respectively.
•For fiscal 2024, CRA returned $45.6 million of capital to its shareholders, consisting of $12.3 million in dividend payments and $33.3 million in share repurchases of approximately 206,000 shares.

Management Commentary and Financial Guidance
“CRA reported revenue for fiscal 2024 of $687.4 million, or $685.2 million on a constant currency basis relative to fiscal 2023,” said Maleh. “Full-year, non-GAAP EBITDA was $90.4 million, or $90.0 million on a constant currency basis relative to fiscal 2023. Non-GAAP EBITDA margin was 13.1% on a constant currency basis. This performance exceeds the top end of our previously stated financial guidance for fiscal 2024.”

“Our fiscal 2024 financial performance demonstrates our continued strength in the marketplace. For full-year fiscal 2025, on a constant currency basis relative to fiscal 2024, we expect revenue in the range of $715 million to $735 million, and non-GAAP EBITDA margin in the range of 12.0% to 13.0%. While we are pleased with CRA’s strong performance in 2024, we remain mindful that uncertain global macroeconomic, business, and political conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Share Repurchase Expansion and Quarterly Dividend
On February 20, 2025, CRA’s Board of Directors authorized a $45.0 million expansion of the Company’s existing share repurchase program, in addition to the $13.1 million currently remaining under the program. CRA may repurchase shares of its common stock in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.
The Board of Directors also authorized a quarterly cash dividend of $0.49 per common share, payable on March 14, 2025 to shareholders of record as of March 4, 2025. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2024 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.

NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2025 on a constant currency basis relative to fiscal 2024 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 28, 2024 COMPARED TO DECEMBER 30, 2023
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 28, 2024	As a % of Revenue	December 30, 2023	As a % of Revenue	December 28, 2024	As a % of Revenue	December 30, 2023	As a % of Revenue
Revenues	$176,435	100.0%	$161,613	100.0%	$687,414	100.0%	$623,976	100.0%
Cost of services (exclusive of depreciation and amortization)	120,541	68.3%	112,688	69.7%	479,936	69.8%	439,751	70.5%
Selling, general and administrative expenses	31,266	17.7%	28,979	17.9%	125,050	18.2%	115,116	18.4%
Depreciation and amortization	3,174	1.8%	2,801	1.7%	11,677	1.7%	11,564	1.9%
Income from operations	21,454	12.2%	17,145	10.6%	70,751	10.3%	57,545	9.2%

Interest expense, net	(1,013)	-0.6%	(600)	-0.4%	(4,417)	-0.6%	(3,812)	-0.6%
Foreign currency gains (losses), net	1,145	0.6%	(987)	-0.6%	(92)	—%	(1,445)	-0.2%
Income before provision for income taxes	21,586	12.2%	15,558	9.6%	66,242	9.6%	52,288	8.4%
Provision for income taxes	6,599	3.7%	4,099	2.5%	19,589	2.8%	13,807	2.2%
Net income	$14,987	8.5%	$11,459	7.1%	$46,653	6.8%	$38,481	6.2%

Net income per share:
Basic	$2.21		$1.65		$6.82		$5.48
Diluted	$2.18		$1.62		$6.74		$5.39

Weighted average number of shares outstanding:
Basic	6,763		6,954		6,821		7,008
Diluted	6,866		7,057		6,908		7,118

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 28, 2024 COMPARED TO DECEMBER 30, 2023
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 28, 2024	As a % of Revenue	December 30, 2023	As a % of Revenue	December 28, 2024	As a % of Revenue	December 30, 2023	As a % of Revenue
Revenues	$176,435	100.0%	$161,613	100.0%	$687,414	100.0%	$623,976	100.0%

Net income	$14,987	8.5%	$11,459	7.1%	$46,653	6.8%	$38,481	6.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	(190)	-0.1%	(918)	-0.6%	(190)	—%	(866)	-0.1%
Restructuring (1)	—	—%	—	—%	8,176	1.2%	—	—%
Acquisition-related costs	—	—%	—	—%	—	—%	22	—%
Foreign currency (gains) losses, net	(1,145)	-0.6%	987	0.6%	92	—%	1,445	0.2%
Tax effect on adjustments	340	0.2%	13	—%	(2,126)	-0.3%	(125)	—%
Non-GAAP net income	$13,992	7.9%	$11,541	7.1%	$52,605	7.7%	$38,957	6.2%

Non-GAAP net income per share:
Basic	$2.06		$1.66		$7.69		$5.54
Diluted	$2.03		$1.63		$7.60		$5.46

Weighted average number of shares outstanding:
Basic	6,763		6,954		6,821		7,008
Diluted	6,866		7,057		6,908		7,118

(1) Includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 28, 2024 COMPARED TO DECEMBER 30, 2023
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 28, 2024	As a % of Revenue	December 30, 2023	As a % of Revenue	December 28, 2024	As a % of Revenue	December 30, 2023	As a % of Revenue
Revenues	$176,435	100.0%	$161,613	100.0%	$687,414	100.0%	$623,976	100.0%

Net income	$14,987	8.5%	$11,459	7.1%	$46,653	6.8%	$38,481	6.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	(190)	-0.1%	(918)	-0.6%	(190)	—%	(866)	-0.1%
Restructuring (1)	—	—%	—	—%	8,176	1.2%	—	—%
Acquisition-related costs	—	—%	—	—%	—	—%	22	—%
Foreign currency (gains) losses, net	(1,145)	-0.6%	987	0.6%	92	—%	1,445	0.2%
Tax effect on adjustments	340	0.2%	13	—%	(2,126)	-0.3%	(125)	—%
Non-GAAP net income	$13,992	7.9%	$11,541	7.1%	$52,605	7.7%	$38,957	6.2%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	1,013	0.6%	600	0.4%	4,417	0.6%	3,812	0.6%
Provision for income taxes	6,259	3.5%	4,086	2.5%	21,715	3.2%	13,932	2.2%
Depreciation and amortization	3,174	1.8%	2,801	1.7%	11,677	1.7%	11,564	1.9%
Non-GAAP EBITDA	$24,438	13.9%	$19,028	11.8%	$90,414	13.2%	$68,265	10.9%

(1) Includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 28, 2024	December 30, 2023
Assets
Cash and cash equivalents	$26,711	$45,586
Accounts receivable and unbilled services, net	219,548	199,556
Other current assets	23,104	20,334
Total current assets	269,363	265,476

Property and equipment, net	45,205	38,176
Goodwill and intangible assets, net	100,953	101,185
Right-of-use assets	81,157	86,887
Other assets	74,761	61,487
Total assets	$571,439	$553,211

Liabilities and Shareholders’ Equity
Accounts payable	$28,155	$28,701
Accrued expenses	181,413	171,040
Current portion of lease liabilities	18,696	16,475
Other current liabilities	23,045	19,871
Total current liabilities	251,309	236,087
Non-current portion of lease liabilities	84,541	92,280
Other non-current liabilities	23,516	12,743
Total liabilities	359,366	341,110

Total shareholders’ equity	212,073	212,101
Total liabilities and shareholders’ equity	$571,439	$553,211

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended
	December 28, 2024	December 30, 2023
Operating activities:
Net income	$46,653	$38,481
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	29,316	26,197
Accounts receivable and unbilled services	(22,197)	(2,860)
Working capital items, net	(4,037)	(1,746)
Net cash provided by operating activities	49,735	60,072

Investing activities:
Purchases of property and equipment	(16,623)	(2,366)
Consideration paid for acquisitions, net	(1,500)	(577)
Net cash used in investing activities	(18,123)	(2,943)

Financing activities:
Issuance of common stock, principally stock options exercises	—	805
Borrowings under revolving line of credit	102,000	105,000
Repayments under revolving line of credit	(102,000)	(105,000)
Tax withholding payments reimbursed by shares	(3,209)	(3,063)
Cash dividends paid	(12,300)	(10,807)
Repurchase of common stock	(33,348)	(31,417)
Net cash used in financing activities	(48,857)	(44,482)

Effect of foreign exchange rates on cash and cash equivalents	(1,630)	1,492

Net increase (decrease) in cash and cash equivalents	(18,875)	14,139
Cash and cash equivalents at beginning of period	45,586	31,447
Cash and cash equivalents at end of period	$26,711	$45,586

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$598	$(91)
Excise tax on share repurchases	$(270)	$(247)
Asset retirement obligations	$191	$—
Right-of-use assets obtained in exchange for lease obligations	$10,084	$3,198
Supplemental cash flow information:
Cash paid for taxes	$21,444	$14,011
Cash paid for interest	$4,145	$3,539
Cash paid for amounts included in operating lease liabilities	$20,963	$22,272